Exhibit 10.4

EQUITY INTERESTS PURCHASE AND SALE AGREEMENT

PURCHASER:	ASPIRE REAL ESTATE INVESTORS, L.P.
1920 Main Street, Suite 150
Irvine, California 92614
Attention: Wesley Wilson
Tel: (949) ###-####
Email: #######@avanath.com

With a copy to:	Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3900
Dallas, Texas 75201
Attention: Russell W. Oshman
Tel: (214) ###-####
Email:#######@velaw.com

SELLER:	AVANATH DEVELOPMENT, LLC
c/o Avanath Capital Management, LLC
1920 Main Street, Suite 150
Irvine, California 92614
Attention: Wesley Wilson
Tel: (949) ###-####
Email: #######@avanath.com

TITLE COMPANY:	CHICAGO TITLE INSURANCE COMPANY
711 Third Avenue New York, New York 10017
Attention: Matthew Bliwise
Tel: (212) ###-####
Email: ####.#######@ctt.com

EFFECTIVE DATE:	, 2020.

CLOSING DATE:	.

PURCHASE PRICE:	$ .

Section 1.              Sale and Purchase.  Seller agrees to sell, and Purchaser agrees to purchase, as provided in this Equity Interests Purchase and Sale Agreement (this “Agreement”) and for the Purchase Price, all of the issued and outstanding membership or partnership interests (as applicable, the “Equity Interests”) of the limited liability companies and limited partnerships owned by Seller and listed on Schedule 1 attached hereto (the “Applicable Entities”).  As part of the foregoing purchase and sale of the Equity Interests, Purchaser will acquire, indirectly:

(a)           all of the Applicable Entities’ right, title and interest in and to the following property (collectively, the “Property”):

(i)            the tracts or parcels of land located at the addresses listed in Schedule 1(a)(i) hereto (the property located at each address listed on such Schedule 1(a)(i) is referred to in this Agreement as an “Individual Site”), and described in Exhibit A hereto, together with all rights and interests appurtenant thereto, including with respect to adjacent streets, alleys, rights-of-way, and any adjacent strips and gores of real estate (the “Land”); all improvements located on the Land (the “Improvements”); and all rights, titles, and interests appurtenant to the Land and Improvements;

(ii)           all tangible personal property and fixtures of any kind owned by the Applicable Entities and attached to or used in connection with the Land or Improvements (the “Personalty”);

(iii)          all of the Applicable Entities’ right, title and interest in and to: all unexpired leases, franchises, licenses, occupancy agreements or other agreements demising space in, providing for the use or occupancy of, or otherwise similarly affecting or relating to, the Land and/or the Improvements (each, a “Lease” and, collectively, the “Leases”), other than, and specifically excluding, any License Agreement (defined below); all rents under the Leases prepaid for any period subsequent to the Closing Date; and all deposits, security or otherwise (“Lease Deposits”), made by tenants under the Leases (each, a “Tenant” and, collectively, the “Tenants”) and held by the applicable Applicable Entity (as landlord) under the Leases;

(iv)          all of the Applicable Entities’ right, title and interest in and to:  all unexpired licenses, leases or other agreements for rooftop space or equipment, telecommunications equipment, cable access, laundry machines, vending machines, computers, copiers, scanners, printers, fax machines, or other equipment or facilities that are located on, at or within the Land (each, a “License Agreement” and, collectively, the “License Agreement”); all rents, fees or other payments under the License Agreement prepaid for any period subsequent to the Closing Date; and all deposits, security or otherwise (“License Deposits”), made by licensees under the License Agreements (each, a “Licensee” and, collectively, the “Licensees”) and held by the applicable Applicable Entity (as licensor) under the License Agreements; and

(v)           all of the following items, to the extent used in connection with the Land, Improvements, Personalty, Leases, Lease Deposits, License Agreements or License Deposits (collectively, the “Assignment Property”): (A) contracts or agreements, such as property management agreements or maintenance, service, or utility contracts (the “Property Agreements”), other than, and expressly excluding, any contracts or agreements listed in Schedule 1(a)(v) hereto (the “Excluded Property Agreements”), which shall be terminated by the Applicable Entities, at their sole cost and expense, at or prior to Closing,  (B) warranties, guaranties, indemnities, and claims, (C) licenses, permits, or similar documents, (D) plans, drawings, specifications, surveys, engineering reports, and other technical information, (E) insurance policies and (F) any intangible personal property owned or held by any Applicable Entity.

Section 2.              Tax Treatment. For U.S. federal income tax purposes (a) to the extent that an Applicable Entity is a disregarded entity for U.S. federal income tax purposes, the purchase of all of the issued and outstanding Equity Interests in such Applicable Entity shall be treated as a purchase of the Property owned or otherwise held by such Applicable Entity, and (b) to the extent that an Applicable Entity is a partnership for U.S. federal income tax purposes, the purchase of all of the issued and outstanding Equity Interests in such Applicable Entity shall be treated as a purchase of the Property owned or otherwise held by such Applicable Entity for U.S. federal income tax purposes under Revenue Ruling 99-6, Situation 2.

Section 3.              Due Diligence Materials.  Prior to the Effective Date, Seller has delivered or caused to be delivered to Purchaser all items set forth on Schedule 3 attached hereto (collectively, the “Due Diligence Materials”).  Purchaser acknowledges that it has reviewed the Due Diligence Materials prior to the Effective Date, and, by its execution hereof, Purchaser waives any right it may have to terminate this Agreement as a result of matters disclosed by such Due Diligence Materials, other than with respect to Non-Permitted Encumbrances (defined below) to the extent expressly set forth in Schedule 4(a) below.

Section 4.              Title and Survey Matters.

(a)           Prior to the Effective Date, Purchaser has reviewed existing title work and surveys with respect to the Property, and Purchaser has approved the proforma owner’s policies of title insurance attached hereto as Exhibit B (the “Approved Proformas”).  All exceptions and other title matters set forth in the Approved Proformas are referred to herein as “Permitted Encumbrances”; all other exceptions or title matters that are not set forth in the Approved Proformas are referred to herein as “Non-Permitted Encumbrances”.  If Seller does not cause all of the Non-Permitted Encumbrances to be removed, cured or insured around on or prior to the Closing Date, then Purchaser may elect to exercise any of the following remedies: (i)  partially terminate this Agreement solely with respect to the Individual Site(s) encumbered or affected by the applicable Non-Permitted Encumbrances, if, but only if, such partial termination would not result in a failure of the OZ Qualification Condition (as defined in Section 5(b)(ii) below), in which event Purchaser and Seller shall proceed to Closing with respect to the remainder of the Property (subject to Section 5), except that the Purchase Price will be reduced by the portion thereof that is allocated to the terminated Individual Site(s) as set forth on Schedule 1(a)(i) hereto, (ii) terminate this Agreement in its entirety, in which event neither party shall have any further rights or obligations under this Agreement except for those which expressly survive termination, or (iii) proceed to Closing on the entirety of the Property, in which event the Non-Permitted Encumbrances shall be Permitted Encumbrances.

(b)           Prior to the Effective Date, Purchaser has requested that Seller obtain the estoppel certificates listed on Schedule 4(b) attached hereto (“Association Estoppels”) from certain owners’ associations, architectural control or review committees, declarants or other similar persons or entities under any restrictive covenants encumbering the Property.  To the extent Seller has not requested such Association Estoppels from the applicable persons or entities prior to the Effective Date, Purchaser shall make such requests promptly after the Effective Date and thereafter use commercially reasonable efforts to cause the applicable persons or entities to execute the same.  Upon execution thereof (if executed), Seller shall promptly forward any Association Estoppels to Purchaser.  Notwithstanding the foregoing, the failure of Seller to obtain any such Association Estoppels shall not be a breach, default or a failure of a closing condition hereunder.

(c)           Prior to the Effective Date, Purchaser has conducted such investigations, studies and tests with respect to the Property as Purchaser deemed necessary or appropriate.  By its execution hereof, Purchaser waives any right it may have to terminate this Agreement as a result of matters disclosed by any such investigations, studies and tests, other than with respect to Non-Permitted Encumbrances to the extent expressly set forth in Section 4(a) above.

(d)           As Is Condition.

(i)            EXCEPT TO THE EXTENT OF THE LIMITED REPRESENTATIONS AND WARRANTIES BY SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS TO BE EXECUTED AND DELIVERED BY OR ON BEHALF OF SELLER AT CLOSING (THE “CLOSING DOCUMENTS”), PURCHASER SHALL ACCEPT THE PROPERTY AT THE CLOSING IN AN “AS-IS, WHERE-IS” CONDITION, WITH ALL DEFECTS, FAULTS AND LIABILITIES, KNOWN OR UNKNOWN, DISCLOSED OR UNDISCLOSED, SOLELY IN RELIANCE ON PURCHASER’S OWN INVESTIGATION, ANALYSIS AND INSPECTION OF THE PROPERTY, WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, OF ANY KIND WHATSOEVER, BY SELLER, ITS PARTNERS, SHAREHOLDERS, ATTORNEYS, AFFILIATES, AGENTS, BROKERS, CONSULTANTS, COUNSEL, EMPLOYEES, OFFICERS, DIRECTORS, MEMBERS, MANAGERS, OR TRUSTEES OR ANY OTHER SELLER PARTY.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER ACKNOWLEDGES THAT, EXCEPT FOR THE LIMITED REPRESENTATIONS AND WARRANTIES BY SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OF THE CLOSING DOCUMENTS, SELLER EXPRESSLY DISCLAIMS AND NEGATES ANY LIABILITY AND ANY IMPLIED OR EXPRESS WARRANTY WITH RESPECT TO THE CONDITION OF THE PROPERTY, ITS SUITABILITY FOR PURCHASER’S OR THE APPLICABLE ENTITIES’ INTENDED USE, ITS COMPLIANCE WITH ANY ZONING OR OTHER RULES, REGULATIONS, LAWS OR STATUTES APPLICABLE TO THE PROPERTY, OR ANY OTHER MATTER OR THING RELATING TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION:  (A) THE EXISTENCE, RELEASE OR ABSENCE OF HAZARDOUS MATERIALS (DEFINED BELOW) UPON OR UNDER THE PROPERTY OR ANY PORTION THEREOF OR IN THE VICINITY THEREOF; (B) GEOLOGICAL CONDITIONS, INCLUDING WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, GROUND WATER, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER AND FAULTING; (C)

WHETHER OR NOT AND TO THE EXTENT TO WHICH THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY, SPECIAL FLOOD HAZARD OR NATURAL HAZARD AREA; (D) DRAINAGE; (E) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING; (F) USAGES OF ADJOINING PROPERTIES; (G) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, SQUARE FOOTAGE, DESCRIPTION, DURABILITY, STRUCTURAL INTEGRITY, INFRASTRUCTURE, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, OR ANY RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF INCLUDING, WITHOUT LIMITATION, WHETHER OR NOT THE PROPERTY COMPLIES WITH APPLICABLE PAST, PRESENT, AND FUTURE LAWS, RULES, AND REGULATIONS, INCLUDING WITHOUT LIMITATION, BUILDING CODES, LAND USE LAWS, ENVIRONMENTAL LAWS, MATTERS DISCLOSED BY ANY ENVIRONMENTAL REPORTS INCLUDED IN ANY PROPERTY DOCUMENTS PROVIDED BY SELLER OR OBTAINED BY PURCHASER, AND THE REQUIREMENTS OF TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990,42 U.S.C. §§ 12181-12183,12186(B) - 12189 AND RELATED REGULATIONS; (H) DEVELOPMENT RIGHTS AND EXTRACTIONS; (I)WATER OR WATER RIGHTS; (J) THE DEVELOPMENT POTENTIAL FOR THE PROPERTY; (K) THE ABILITY OF PURCHASER OR THE APPLICABLE ENTITIES TO REZONE THE PROPERTY OR CHANGE THE USE OF THE PROPERTY; (L) THE ABILITY OF PURCHASER OR THE APPLICABLE ENTITIES TO ACQUIRE ADJACENT PROPERTIES; (M) THE EXISTENCE AND POSSIBLE LOCATION OF ANY UNDERGROUND STRUCTURES AND EQUIPMENT, INCLUDING WITHOUT LIMITATION, UTILITIES OR UNDERGROUND STORAGE TANKS, CLARIFIERS, AND SEPTIC SYSTEMS; (N) THE EXISTENCE AND POSSIBLE LOCATION OF ANY ENCROACHMENTS; (O) THE STATUS OF ANY LIFE-SAFETY SYSTEMS IN THE IMPROVEMENTS; (P) THE CHARACTER OF THE NEIGHBORHOOD IN WHICH THE PROPERTY IS SITUATED; (Q) ANY LATENT OR PATENT DEFECTS WITH RESPECT TO THE PROPERTY; (R) THE WATER-CONSERVING NATURE (OR LACK THEREOF) OF PLUMBING FIXTURES AT THE PROPERTY; (S) CAPACITY OF THE PROPERTY TO WITHSTAND EARTHQUAKES, FIRES, FLOODS OR OTHER NATURAL DISASTERS; (T) INFORMATION ABOUT THE PRESENCE OR ABSENCE OF REGISTERED SEX OFFENDERS AT OR NEARBY THE PROPERTY; (U) WHETHER MURDER OR OTHER CRIME HAS BEEN COMMITTED IN ANY PART OF THE PROPERTY; (V) THE PRESENCE OR ABSENCE OF LEAD-BASED PAINT; (W) COMPLIANCE WITH APPLICABLE LAW REGARDING CARBON MONOXIDE DEVICES, GARAGE DOOR OPENERS, OR CHILD-RESISTANT

POOL BARRIERS; (X) THE LOCATION OF GAS OR LIQUID TRANSMISSION PIPELINES RELATIVE TO THE PROPERTY WITH RESPECT TO NATURAL GAS, PETROLEUM PRODUCTS OR HAZARDOUS MATERIALS; (Y) PEST CONTROL; AND/OR (Z) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE OR ARISING FROM A COURSE OF DEALING OR USE OF TRADE.

(ii)           EXCEPT FOR THE LIMITED REPRESENTATIONS AND WARRANTIES BY SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE CLOSING DOCUMENTS, BY CONSUMMATING THE CLOSING PURCHASER, THE APPLICABLE ENTITIES, THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND ANY OTHER PERSON OR ENTITY CLAIMING OR DERIVING RIGHTS BY, THROUGH OR UNDER PURCHASER, THE APPLICABLE ENTITIES OR ANY OF PURCHASER’S OR THE APPLICABLE ENTITIES’ SUCCESSORS OR ASSIGNS (COLLECTIVELY, THE “PURCHASER PARTIES”) SHALL BE DEEMED TO HAVE RELEASED AND WAIVED, AND SHALL RELEASE AND WAIVE, ANY AND ALL CLAIMS WHICH PURCHASER, THE APPLICABLE ENTITIES OR ANY OF THE PURCHASER PARTIES HAS OR MAY HAVE AGAINST SELLER, SELLER’S SUCCESSORS AND ASSIGNS, AND ANY OTHER PERSON OR ENTITY CLAIMING OR DERIVING RIGHTS BY, THROUGH OR UNDER SELLER OR ANY OF SELLER’S SUCCESSORS OR ASSIGNS (COLLECTIVELY, THE “SELLER PARTIES”) AT LAW OR IN EQUITY, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, WITH RESPECT TO THE MATTERS DESCRIBED IN THIS SECTION 4(d)(ii). PURCHASER ACKNOWLEDGES AND AGREES THAT: (A)  PURCHASER IS AN EXPERIENCED AND SOPHISTICATED OWNER OF REAL PROPERTY; (B) PURCHASER HAS EXPRESSLY NEGOTIATED THE LIMITATIONS OF LIABILITY CONTAINED IN THIS SECTION; (C) THE LIMITATIONS CONTAINED IN THIS SECTION ARE REASONABLE; AND (D) SELLER  HAS AGREED TO ENTER INTO THIS AGREEMENT IN CONSIDERATION FOR AND IN RELIANCE UPON THE FOREGOING LIMITATIONS OF LIABILITY, AND THAT THE CONSIDERATION UNDER THIS AGREEMENT IS BASED IN PART ON SAID LIMITATIONS OF LIABILITY.  THE PROVISIONS OF THIS SECTION SHALL APPLY TO ANY CLAIM, LOSS OR DAMAGE, IRRESPECTIVE OF ITS CAUSE OR ORIGIN, AND REGARDLESS OF WHETHER IT IS BASED ON STRICT LIABILITY OR RESULTS FROM THE PASSIVE OR ACTIVE NEGLIGENCE OR INTENTIONAL CONDUCT OF SELLER.  BY CONSUMMATING THE CLOSING, PURCHASER SHALL BE DEEMED TO ASSUME, AND SHALL ASSUME, THE RESPONSIBILITY AND RISKS OF ALL DEFECTS AND CONDITIONS, INCLUDING SUCH DEFECTS AND CONDITIONS, IF ANY, THAT CANNOT BE OBSERVED BY CASUAL INSPECTION. IN CONNECTION WITH THE FOREGOING, PURCHASER ACKNOWLEDGES THAT IT IS AWARE THAT IT OR ITS ATTORNEYS, ACCOUNTANTS OR OTHER CONSULTANTS, AGENTS OR REPRESENTATIVES MAY HEREAFTER DISCOVER FACTS IN ADDITION TO

OR DIFFERENT FROM THOSE WHICH IT NOW KNOWS OR BELIEVES TO EXIST WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, BUT THAT BY CONSUMMATING THE CLOSING IT WILL BE DEEMED TO BE PURCHASER’S INTENTION, AND SHALL BE PURCHASER’S INTENTION, TO FULLY, FINALLY, AND FOREVER SETTLE AND RELEASE ALL OF THE CLAIMS, DISPUTES, AND DIFFERENCES, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, WHICH NOW EXIST OR MAY EXIST HEREAFTER BETWEEN PURCHASER AND THE SELLER PARTIES WITH REGARD TO THE PROPERTY AND/OR THE APPLICABLE ENTITIES (EXCEPT WITH RESPECT TO THE LIMITED REPRESENTATIONS AND WARRANTIES BY SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE CLOSING DOCUMENTS).  THIS AGREEMENT SHALL BE AND REMAIN IN EFFECT AS A FULL AND COMPLETE RELEASE NOTWITHSTANDING THE DISCOVERY OR EXISTENCE OF ANY SUCH ADDITIONAL OR DIFFERENT FACTS.

(iii)          WITH RESPECT TO THE RELEASE SET FORTH HEREIN, PURCHASER HEREBY ACKNOWLEDGES THAT SUCH WAIVER AND RELEASE IS MADE WITH THE ADVICE OF COUNSEL AND WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CONSEQUENCES AND EFFECTS OF SUCH WAIVER.

(iv)          FOR PURPOSES OF THIS AGREEMENT, THE TERM “HAZARDOUS MATERIALS” SHALL MEAN ANY HAZARDOUS, TOXIC OR CONTAMINATED SUBSTANCE, MATERIAL, POLLUTANT, SEWAGE, WASTE, OR ANY OTHER MATTER, WHICH IS OR BECOMES DEFINED BY, REGULATED BY OR SUBJECT TO ANY ENVIRONMENTAL LAWS, INCLUDING, WITHOUT LIMITATION, (A) SUBSTANCES DEFINED AS “HAZARDOUS SUBSTANCES”, “HAZARDOUS WASTES”, “UNIVERSAL WASTES”, MEDICAL WASTES”, “EXTREMELY HAZARDOUS WASTE”, “ACUTELY HAZARDOUS WASTE”, “MEDICAL WASTE,” “HAZARDOUS MATERIALS” OR “TOXIC SUBSTANCES”, (B) ANY PETROLEUM OR PETROLEUM DERIVED PRODUCT, SUBSTANCE OR WASTE, INCLUDING CRUDE OIL OR ANY FRACTION OR ADDITIVES THEREOF, (C) ANY ASBESTOS OR ASBESTOS-CONTAINING MATERIAL, (D) PCBS OR PCB-CONTAINING MATERIALS OR FLUIDS, (E) ANY OTHER SUBSTANCE WITH RESPECT TO WHICH ANY GOVERNMENTAL AUTHORITY MAY REQUIRE ENVIRONMENTAL INVESTIGATION OR REMEDIATION, (F) MOLD, INCLUDING WITHOUT LIMITATION FUNGI, MICROBES, YEAST, MOLD, MILDEW, MUSHROOMS AND PUFFBALLS, (G) METHANE, NATURAL GAS, NATURAL GAS LIQUIDS, LIQUEFIED NATURAL GAS OR SYNTHETIC GAS (INCLUDING USABLE FOR FUEL OR MIXTURES OF NATURAL GAS OR SUCH SYNTHETIC GAS), (H) FORMALDEHYDE, AND (I) ANY RADIOACTIVE MATERIAL OR SUBSTANCE, INCLUDING WITHOUT LIMITATION RADON AND RADIONUCLIDES. THE TERM “ENVIRONMENTAL LAWS” SHALL MEAN ANY FEDERAL, STATE OR LOCAL STATUTES, LAWS,

REGULATIONS AND PUBLICATIONS PROMULGATED PURSUANT TO THE AFORESAID LAWS AND REGULATIONS, OR ORDERS PERTAINING TO THE PROTECTION OF HUMAN HEALTH AND SAFETY, THE ENVIRONMENT AND NATURAL RESOURCES, INCLUDING WITHOUT LIMITATION THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT (42 U.S.C. § 9601, ET SEQ.)), THE RESOURCES CONSERVATION AND RECOVERY ACT OF 1976, AS AMENDED (42 U.S. 6901 ET SEQ.) THE CLEAN AIR ACT, AS AMENDED (42 U.S.C. §7401 ET SEQ.; THE FEDERAL WATER POLLUTION CONTROL ACT, AS AMENDED 33 U.S.C. §1251 ET SEQ.); THE SAFE DRINKING WATER ACT, AS AMENDED 42 U.S.C. §300F ET SEQ.); THE OCCUPATIONAL SAFETY AND HEALTH ACT OF 1970, AS AMENDED (29 U.S.C. § 651 ET SEQ.); THE EMERGENCY PLANNING AND COMMUNITY RIGHT-TO-KNOW ACT, AS AMENDED (42 U.S.C. §11001 ET SEQ.), THE TOXIC SUBSTANCES CONTROL ACT, AS AMENDED (15 U.S.C. §2601 ET SEQ)., THE FEDERAL INSECTICIDE AND RODENTICIDE ACT, AS AMENDED (7 U.S.C. §136 ET SEQ.), HAZARDOUS MATERIALS TRANSPORTATION UNIFORM SAFETY ACT, AS AMENDED (49 U.S.C. § 5101 ET SEQ.), AND/OR THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 USC SECTION 1801, ET SEQ.).

(v)           THE PROVISIONS OF THIS SECTION 4(d) ARE A MATERIAL PART OF THE CONSIDERATION FOR SELLER’S ENTERING INTO THIS AGREEMENT, AND SHALL SURVIVE CLOSING.

Section 5.              Closing.  The closing of the sale of the Equity Interests (the “Closing”) shall occur at or before 12:00 p.m. Pacific Standard Time on the Closing Date through an escrow with the Title Company.

(a)           General Closing Conditions.  Without limiting any other conditions set forth in this Agreement, the obligations of each of Seller and Purchaser to consummate the Closing are conditioned upon the following:  (i) the other party’s representations and warranties set forth in this Agreement shall be true and correct in all material respects as of the Effective Date and as of the Closing Date, (ii) on or prior to the Closing Date, the other party shall have tendered all deliveries required to be tendered by such party at Closing, and (iii) any and all consents that are required to be obtained from, or notices required to be delivered to, any applicable federal, state or local agency or governmental or quasi-governmental instrumentality (the “Regulatory Agencies”) with respect to the transactions contemplated hereunder (the “Regulatory Approvals”) shall have been received and approved by Seller and Purchaser, each in their good faith, reasonable discretion, (with respect to consents), or delivered to the applicable Regulatory Agencies (with respect to notices).  All costs and expenses of pursuing and obtaining the Regulatory Approvals shall be borne by Purchaser.

(b)           Additional Conditions to Purchaser’s Obligations to Close.  Without limiting any other conditions set forth in this Agreement, the obligations of Purchaser to consummate the Closing are conditioned upon the following: (i) the Title Company being unconditionally committed to issue one or more ALTA extended coverage owner policy or policies of title insurance to the Applicable Entities in the aggregate amount of the Purchase Price, subject only to the Permitted Encumbrances (whether one or more, the “Owner Policy”), and (ii) immediately after Closing, and taking into account all Property being acquired (directly or indirectly) by Purchaser pursuant to this Agreement and all other property being acquired (directly or indirectly) being acquired by Purchaser pursuant to those certain Equity Interest Purchase and Sale Agreements listed on Schedule 5(b) attached hereto, Purchaser shall own, directly or indirectly, sufficient “qualified opportunity zone business property” within the meaning of Section 1400Z-2(d)(2)(D) of the Internal Revenue Code of 1986, as amended (the “Code”) to qualify as a “qualified opportunity fund” within the meaning of Section 1400Z-2(d)(1) of the Code for U.S. federal income tax purposes, as determined in the sole discretion of Purchaser (the “OZ Qualification Condition”).

(c)           Failure of a Closing Condition.  So long as a party is not in default (beyond any applicable notice and cure period) under this Agreement, the failure of any condition to such party’s obligation to consummate the Closing on or prior to the Closing Date (or such earlier date as may be expressly set forth in this Agreement) shall result in this Agreement being immediately terminable by such party upon delivery of written notice to the other party on or before the Closing Date (or such earlier termination deadline as may be expressly set forth in this Agreement).  Alternatively, the applicable party may elect to waive the failure of the applicable Closing condition or conditions, in which event the parties shall proceed to Closing without modification of the Purchase Price and otherwise pursuant to the terms of this Agreement.  Upon proper termination of this Agreement under this Section 5(c), neither party shall thereafter have any rights or obligations under this Agreement except for those which survive termination.  This Section 5(c) shall survive Closing or the termination of this Agreement.

(d)           Deliveries.  At Closing: (i) Seller shall deliver to Purchaser, duly executed and sworn as applicable (A) an Assignment and Assumption of Equity Interests in the form of Exhibit B hereto (the “Assignment”); (B) a certificate of non-foreign status in the form prescribed by Treasury Regulations Section 1.1445-2(b)(2); (C) a current rent roll for the Property, certified by Seller as being true, correct and complete as of the Closing Date; (D) a current schedule of License Agreements for the Property, certified by Seller as being true, correct and complete as of the Closing Date; (E) the Seller’s Statement (defined below); (F) such affidavits, filings, conveyance or transfer tax forms or returns as may be required by applicable law and/or the Title Company to be delivered or executed by Seller or any Applicable Entity at Closing; and (G) such organizational, authority, or other documents or evidence as the Title Company may require from Seller or any Applicable Entity to consummate the Closing and issue the Owner Policy, including, without limitation, an affidavit of debts, liens and possession and a gap indemnity, in form reasonably approved by Seller; and (ii) Purchaser shall deliver to Seller, duly executed and sworn as applicable (A) the Purchase Price, as adjusted for prorations and other applicable matters pursuant to this Agreement; (B) two counterparts of the Assignment; (C) the Tenant/Licensee Notice; (D) the Purchaser’s Statement (defined below); (1) such affidavits, filings, conveyance or transfer tax forms or returns as may be required by applicable law and/or the Title Company to be delivered or executed by Purchaser at Closing; and (E) such organizational, authority, or other documents or evidence as the Title Company may require from Purchaser to consummate the Closing and issue the Owner Policy.

(e)                                  Closing Costs.  Closing costs shall be allocated between Purchaser and Seller as set forth on Schedule 5(e) attached hereto.  Any closing costs not specifically allocated on Schedule 5(e) or elsewhere in this Agreement shall be allocated to the party to whom such costs are customarily allocated in commercial sales in the state and county in which the Land and Improvements are located.

(f)                                   Prorations Generally.  Seller and Purchaser agree to adjust, as of 11:59 p.m. on the day immediately preceding the Closing Date, all items of income and expense attributable to the Property (collectively, the “Proration Items”).  Without limiting the generality of the foregoing, the Proration Items shall include real estate and personal property taxes and assessments (subject to the terms of Section 5(h) below), utility bills (except as hereinafter provided), collected Rents and License Fees (subject to the terms of Section 5(g) below), and insurance premiums.  Seller will be charged and credited for the amount of all of the Proration Items relating to the period prior to the Closing Date, and Purchaser will be charged and credited for all of the Proration Items relating to the period from and after the Closing Date.  The preliminary estimated closing prorations shall be set forth on preliminary seller’s and purchaser’s closing statements to be prepared by the Title Company and submitted to Seller and Purchaser (as applicable) for approval prior to the Closing Date.  The preliminary seller’s closing statement, when approved by Seller (the “Seller’s Statement”) shall be signed by Seller and delivered to the Title Company at or prior to Closing; the preliminary purchaser’s closing statement, when approved by Purchaser (the “Purchaser’s Statement” and, together with the Seller’s Statement, the “Closing Statements”) shall be signed by Purchaser and delivered to the Title Company at or prior to Closing.  The preliminary proration adjustment (which shall be subject to the final cash settlement provided for below) shall be made in accordance with the Closing Statements.  The preliminary proration shall be paid at Closing by Purchaser to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Purchaser (if the preliminary prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing.  Unless otherwise set forth in this Section 5 with respect to any particular Proration Item, if the actual amounts of the Proration Items are not known as of the Closing Date, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Purchaser on or prior to the date that is 180 days after the Closing Date.  Prorations will be made in relation to insurance premiums paid or payable under any insurance policies being assigned to, or retained by, Purchaser or any Applicable Entity at Closing.  Final readings and final billings for utilities will be made if possible as of 11:59 p.m. on the date immediately preceding the Closing Date, in which event no proration will be made at Closing with respect to such utility bills.  Seller will be entitled to a credit for any and all deposits presently in effect with the utility providers.  The provisions of this Section 5(f) will survive the Closing Date for 180 days.  “Rents” shall mean and include any and all amounts paid or payable by Tenants under the Leases, including, without limitation, fixed monthly rentals, additional rentals, percentage rentals, escalation rentals (which include Tenant’s proportionate share of building operation and maintenance costs and expenses as provided for under the Lease, to the extent the same exceeds any expense stop specified in the Lease), retroactive rentals, all administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, locker rentals, and other sums and charges payable by Tenants under the Leases or from other occupants or users of the

Property, other than, and specifically excluding, any License Fees.  “License Fees” shall mean and include any and all amounts paid or payable by Licensees under the License Agreements, including, without limitation, fixed monthly license fees, additional license fees, percentage license fees, retroactive license fees, all administrative charges, utility charges, real property association dues, storage rentals and fees, special event proceeds, temporary license fees, telephone receipts, locker rentals, receipts from vending machines, laundry equipment, computer hardware and other equipment or facilities, and other sums and charges payable by Licensees under the License Agreements or from other occupants or users of the Property, other than, and specifically excluding, any Rents.

(g)                                  Proration of Rents and License Fees.  Purchaser will receive a credit on the Purchaser’s Statement for the prorated amount (as of 11:59 p.m. of the day immediately preceding the Closing Date) of all Rents and License Fees previously paid to or collected by the Applicable Entities and attributable to the Closing Date or any period thereafter.  Rents and/or License Fees are “Delinquent” if they were due prior to the Closing Date, and payment thereof has not been received on or before the Closing Date.  Delinquent Rents and/or Delinquent License Fees will not be prorated.  Purchaser shall use commercially reasonable efforts to collect, or to cause the Applicable Entities to collect, any Delinquent Rents and Delinquent License Fees after Closing and, in the event that Purchaser or any Applicable Entity receives any Rents and/or License Fees in excess of the Rent or License Fee amount then due and payable to Purchaser or any Applicable Entity by the applicable Tenant or Licensee, Purchaser shall (i) first, retain such excess and apply the same to the payment of any unpaid Rent or License Fee that is due and payable by the applicable Tenant or Licensee and that is attributable to the period from and after Closing, and (ii) then, pay over any remaining excess to Seller for application to the payment of any unpaid Rent or License Fee that is due and payable by the applicable Tenant or Licensee and that is attributable to the period prior to Closing.  The provisions of this Section 5(g) will survive Closing.

(h)                                 Reconciliation of Estimated Operating Expenses.  Certain utilities and/or other operating expenses (referred to herein as “Estimated Operating Expenses”) attributable to the period commencing on [January 1, 2020] and ending at 11:59 p.m. on the day immediately preceding the Closing Date (the “Reconciliation Period”) have been or will be paid or reimbursed by Tenants on an estimated basis, and will not have been reconciled with actual utilities or other applicable operating expenses prior to the Closing Date.  Within a reasonable time period (not to exceed 90 days) after Closing, Seller shall prepare and deliver to Purchaser a reconciliation (the “Reconciliation”) of (i) actual utilities and other operating expenses (in each instance, to the extent initially passed through to Tenants on an estimated basis) incurred by Seller or the Applicable Entities during the Reconciliation Period (“Actual Operating Expenses”), against (ii) Estimated Operating Expenses charged to Tenants during the Reconciliation Period (“Charged Operating Expenses”), together with reasonable back-up information.  Within 30 days after Seller’s delivery of the Reconciliation, (A) if Actual Operating Expenses exceeded Charged Operating Expenses, Purchaser shall pay to Seller the amount of such excess, or (B) if Charged Operating Expenses exceeded Actual Operating Expenses, Seller shall pay to Purchaser the amount of such excess.  The provisions of this Section 5(h) will survive the Closing Date.

(i)                                     Proration of Taxes.  All ad valorem real estate and personal property taxes with respect to the Property for the current taxable year shall be prorated as of 11:59 p.m. of the day immediately preceding the Closing Date on the basis of the number of days elapsed in the current taxable year as of such time.  If taxes with respect to the Property for the current taxable year are not known prior to the Closing Date, the ad valorem real estate and personal property taxes assessed against the Property for the taxable year immediately preceding the current taxable year shall be used for purposes of determining tax prorations at Closing, and taxes shall thereafter be re-prorated in accordance with Section 5(f) above within 30 days from receipt of any tax bill for the current taxable year (regardless of whether or not Section 5(f) has terminated prior to such re-proration).  The provisions of this Section 5(i) will survive the Closing Date.

(j)                                    Rent Ready Credit.  At Closing, with respect to each Property, Purchaser shall receive a credit against the Purchase Price in the amount equal to $2,500 for each apartment unit at such Property that is vacant as of the Closing Date and that is not in “rent ready” condition for immediate occupancy by a tenant in accordance with the applicable Applicable Entity’s typical standards utilized in the ordinary course of its business.  This Section 5(j) shall survive Closing.

Section 6.                                           Representations, Warranties, and Covenants.

(a)                                 Seller’s Representations and Warranties.  Seller represents and warrants to Purchaser that:

(i)                                     Seller and each Applicable Entity is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

(ii)                                  Seller has full right, power, and authority to execute and deliver this Agreement and to consummate the purchase and sale transactions provided for herein without obtaining any further consents or approvals from, or the taking of any other actions with respect to, any third parties, other than obtaining or delivering (as applicable) the Regulatory Approvals.  The execution, delivery and performance by Seller of this Agreement, and the consummation by Seller of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of Seller.  This Agreement, when executed and delivered by Seller and Purchaser, will constitute the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms subject to principles of bankruptcy and general equitable principles.

(iii)                               There are no actions, suits, claims, assessments, or proceedings pending or, to Seller’s knowledge, threatened that would reasonably be expected to materially and adversely affect the ownership, operation, or maintenance of the Applicable Entities or the Property or Seller’s ability to perform hereunder.

(iv)                              Except for Permitted Encumbrances and as may be reflected on the Closing Statement with respect to Proration Items, all bills and other payments due and payable before the Closing Date with respect to the ownership, operation, and maintenance of the Applicable Entities and the Property have been paid or will be paid prior to the Closing Date.

(v)                                 The rent roll attached hereto as Schedule 6(a)(v) is a true, correct and complete listing of all Leases, and all Tenants thereunder, as of the date of the rent roll,

and otherwise accurately reflects, in all material respects, the subject matter thereof as of the date of the rent roll.  Seller has delivered or made available to Purchaser true, correct and complete copies of all Leases and all amendments thereto or modifications thereof.

(vi)                              Schedule 6(a)(vi) is a true, correct and complete listing of all License Agreements, and all Licensees thereunder, as of the date thereof, and otherwise accurately reflects, in all material respects, the subject matter thereof as of the date thereof.  Seller has delivered or made available to Purchaser true, correct and complete copies of all License Agreements and all amendments thereto or modifications thereof.

(vii)                           Except as otherwise disclosed to Purchaser in writing, neither Seller nor any Applicable Entity has received any written notice of violation (or to the extent received, such violation has been cured) from any insurance companies, governmental agencies or authorities or from any other parties related to (A) any conditions, defects or inadequacies with respect to the Property (including health hazards or dangers, nuisance or waste), which, if not corrected, would result in termination of insurance coverage or increase its costs therefor, (B) any violation of any applicable zoning, building, health, environmental, traffic, flood control, fire safety, handicap or other law, code, ordinance, rule or regulation, or (C) any proceedings which could affect the Regulatory Approvals or cause the change, redefinition or other modification of the zoning classification of the Property.

(viii)                        Neither Seller nor any Applicable Entity, nor, to Seller’s knowledge, (A) any of their respective affiliates, partners, members, shareholders or other equity owners, nor (B) any of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

(ix)                              No Applicable Entity has any right, title or interest in any property other than the Property and any Excluded Property Agreements.

(x)                                 True, correct and complete copies of the current limited liability company agreement or limited partnership agreement (as applicable) of each Applicable Entity, with all amendments and modifications thereto, and the current certificate of formation or certificate of limited partnership (as applicable) of each Applicable Entity, with all amendments and modifications thereto, if any, and all company minutes, member or partner consents and other organizational documents (collectively, the “Organizational Documents”) have been provided to Purchaser. The Organizational Documents are in full force and effect and, except to the extent approved by Purchaser, shall not be amended, modified, supplemented or assigned prior to Closing.

(xi)                              Other than the Equity Interests, neither Seller nor any other party has equity interests or rights to acquire equity interests in any Applicable Entity.  None of the Applicable Entities have, or have ever had, any subsidiaries.

(xii)                           Seller is the record and beneficial owner of the Equity Interests and has good and valid title to the Equity Interests, free and clear of any encumbrances, except for any encumbrances imposed under the Organizational Documents.  The  Equity Interests are duly authorized, validly issued, fully paid and nonassessable, but are not certificated.

(xiii)                        Assuming that Purchaser has the requisite power and authority to be the lawful owner of the Equity Interests, upon transfer to Purchaser at the Closing of all of the Equity Interests, and upon Purchaser’s payment of the Purchase Price, Purchaser will acquire the Equity Interests, free and clear of any encumbrances, except for encumbrances imposed under applicable securities laws or the Organizational Documents.

(xiv)                       Except as set forth in the Organizational Documents or in any of the existing loan documents listed on Schedule 6(a)(xiv) (the “Existing Loan Documents”) which will not be paid off on or prior to Closing, to Seller’s knowledge (A) the Equity Interests are not subject to any arrangement restricting or otherwise relating to the voting, dividend rights or disposition of the Equity Interests, and (B) there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character under which Seller or any other person or entity is or may become obligated to sell, or giving any individual or entity a right to acquire, or in any way dispose of, any of the Equity Interests owned or any securities or obligations exercisable or exchangeable for, or convertible into, any of the Equity Interests, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(xv)                          The Applicable Entities have no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise, except (A) with respect to any existing loans evidenced, secured or governed by the Existing Loan Documents, (B) those which are adequately reflected and reserved against in the books, records and financial statements provided to Purchaser, (C) those which have been incurred in the ordinary course of business consistent with past practice since the date of the last delivered books, records and financial statements and which are not and could not reasonably be expected to become, individually or in the aggregate, material in amount, and (D) the ongoing indemnification obligations in connection with the Regulatory Agreements (as defined below) set forth on Schedule 6(a)(xv) (the “Ongoing Indemnification Obligations”).

(xvi)                       To the extent there are any proxies to vote or other similar arrangements entered into by Seller, such proxies to vote or other similar arrangements will not affect the Equity Interests in any way on and after the Closing and will be terminated prior to Closing, and the unrestricted right of Seller to vote the Equity Interests will be transferred to Purchaser at Closing.

(xvii)                    Schedule 6(a)(xvii) is a true, correct and complete listing of all agreements under or pursuant to which Regulatory Approvals are required (the “Regulatory Agreements”), and all Regulatory Agencies thereunder, as of the date thereof, and otherwise accurately reflects, in all material respects, the subject matter thereof as of the date thereof.  Seller has delivered or made available to Purchaser true, correct and complete copies of all Regulatory Agreements and all amendments thereto or modifications thereof.

(xviii)                 As used in this Agreement, “Seller’s knowledge” shall mean the actual present knowledge of Jun Sakumoto, without regard to any imputed, implied or constructive knowledge, without independent inquiry or duty of investigation of such person or any other officer, director, partner and/or member of Seller.

(b)                                 Seller’s Covenants.  From the Effective Date until the Closing Date, Seller and the Applicable Entities shall:  (i) maintain and operate the Property in substantially the same manner as heretofore done; (ii) continue to perform their material obligations under the Leases, License Agreements and Property Agreements relative to the Property; (iii) not commit or permit to be committed any waste to the Property; (iv) not, without the prior written consent of Purchaser (which consent may be given or withheld in Purchaser’s sole and absolute discretion), (A) enter into, amend, renew, extend, cancel, terminate, or otherwise modify any Lease, License Agreement, Property Agreement or other agreement or instrument affecting the Property except in the ordinary course of business and, with respect to any Lease or License Agreement, at current rates and for a term not exceeding one year; or (B) take any other action that would encumber or bind after Closing, or that would adversely affect, the Applicable Entities, the Property or Purchaser; (v) not remove any item of the Personalty from the Land or Improvements unless it is replaced with an item of at least equal value that is properly suited for its intended purpose; and (vi) maintain all insurance policies or insurance contracts relative to the Property in full force and effect as they exist on the Effective Date.

(c)                                  Purchaser’s Representations and Warranties.  Purchaser represents and warrants to Seller that:

(i)                                     Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

(ii)                                  Purchaser has full right, power, and authority to execute and deliver this Agreement and to consummate the purchase and sale transactions provided for herein without obtaining any further consents or approvals from, or the taking of any other actions with respect to, any third parties.  The execution, delivery and performance by Purchaser of this Agreement, and the consummation by Purchaser of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of Purchaser.  This Agreement, when executed and delivered by Seller and Purchaser, will constitute the valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms subject to principles of bankruptcy and general equitable principles.

(iii)                               There are no actions, suits, claims, assessments, or proceedings pending or, to Purchaser’s knowledge, threatened that would reasonably be expected to materially and adversely affect Purchaser’s ability to perform hereunder.

(iv)                              Neither Purchaser nor, to Purchaser’s knowledge (A) any of its affiliates, partners, members, shareholders or other equity owners, nor (B) any of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, and none of them is engaged or will become engaged in any dealings or transactions or be otherwise associated with such persons or entities.

(d)                                 Survival; Limitation of Liability.  The representations and warranties set forth in Section 6(a) and Section 6(c) shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing Date for a period of six (6) months.  Neither party shall have any liability after Closing for the breach of a representation or warranty hereunder of which the other party hereto had knowledge as of Closing.  Notwithstanding any provision of this Agreement to the contrary, from and after the Closing the maximum aggregate liability of Seller to Purchaser for any breach or breaches of the representations and warranties set forth in Section 6(a) will be limited to an amount equal to one percent (1%) of the Purchase Price.  This Section 6(d) shall survive the Closing.

(e)                                  Reciprocal Indemnity for Ongoing Indemnification Obligations.  From and after the Closing Date, Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including but not limited to attorneys’ fees and expenses) asserted against or incurred by Seller under or in connection with the Ongoing Indemnification Obligations to the extent arising from or out of, or otherwise relating to, any matter first arising, occurring or accruing from and after the Closing Date.  From and after the Closing Date, Seller agrees to indemnify Purchaser and hold Purchaser harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including but not limited to attorney’s fees and expenses) asserted against or incurred by Purchaser under or in connection with the Ongoing Indemnification Obligations, to the extent arising from or out of, or otherwise relating to, any matter first arising, occurring or accruing prior to the Closing Date. This Section 6(e) shall survive the Closing.

Section 7.                                           Remedies.

(a)                                 If Seller defaults under this Agreement and such default remains uncured for five (5) or more business days following written notice of such default from Purchaser, then Purchaser may, as its exclusive remedy therefor, either: (i) terminate this Agreement by notifying Seller thereof, or (ii) enforce specific performance of the obligations of Seller hereunder within ninety (90) days after the date upon which the Closing was to occur, failing which Purchaser shall be deemed to have waived the right of specific performance (provided, however, that if specific performance shall be unavailable to Purchaser, Purchaser shall be deemed to have elected to terminate this Agreement).  If Purchaser terminates (or is deemed to have terminated) this Agreement pursuant to this Section 7, (A) Seller shall reimburse Purchaser for all reasonable and customary out-of-pocket third party costs and expenses incurred by Purchaser in connection with this Agreement (not to an exceed an amount equal to $50,000) and the transactions contemplated hereunder, including, without limitation, reasonable attorneys’ fees for due diligence, and (B) neither party shall have any further rights or obligations under this Agreement, except for those which expressly survive termination.

(b)                                 If Purchaser defaults under this Agreement, then Seller may, as its sole and exclusive remedy, terminate this Agreement by notifying Purchaser thereof, in which event (i) Purchaser shall reimburse Seller for all reasonable and customary out-of-pocket third party costs and expenses incurred by Seller in connection with this Agreement (not to an exceed an amount equal to $50,000) and the transactions contemplated hereunder, including, without limitation, reasonable attorneys’ fees for due diligence, and (ii) neither party shall have any further rights or obligations under this Agreement, except for those which expressly survive termination.

Section 8.                                           Destruction, Damage, or Taking Before Closing.

(a)                                 Individual Sites.  If, before the Closing Date, all or any material part of any Individual Site is destroyed or damaged, or becomes subject to condemnation or eminent domain proceedings, then Seller shall promptly notify Purchaser thereof (a “Seller’s Notice”).  Purchaser may thereafter elect to partially terminate this Agreement with respect to the applicable Individual Site(s), or proceed with Closing on the entirety of the Property by delivering a written notice thereof to Seller within ten business days after Purchaser’s receipt of a Seller’s Notice; provided that (i) Purchaser’s failure to timely make an election shall be deemed to be Purchaser’s election to partially terminate this Agreement with respect to the applicable Individual Site(s), and (ii) Purchaser shall not be permitted to partially terminate this Agreement with respect to any Individual Site(s) pursuant to this Section 8(a) (but, for clarification, Purchaser shall, to the extent otherwise permitted thereby, be permitted to terminate this Agreement in its entirety pursuant to Section 8(b) below), if such partial termination would result in a failure of the OZ Qualification Condition.  If Purchaser elects (or is deemed to have elected) to partially terminate this Agreement with respect to the applicable Individual Site(s) pursuant to this Section 8(a), then the parties shall proceed with Closing on the remainder of the Property; provided that the Purchase Price shall be reduced by the portion thereof that is allocated to the terminated Individual Site(s) as set forth on Schedule 1(a)(i) hereto.  If (but only if) Purchaser elects in writing to proceed with Closing on the entirety of the Property, then the parties shall proceed with the Closing; provided that Purchaser shall receive a credit to the Purchase Price at Closing for any deductible, self-insured amount, or uninsured loss, and Purchaser shall be entitled to all insurance proceeds and/or condemnation awards in connection with the applicable casualty or condemnation.  In connection therewith, Seller shall assign to Purchaser at Closing Seller’s rights to any such casualty proceeds and/or condemnation awards; provided, however, that if the applicable casualty proceeds and/or condemnation awards are not assignable, Seller shall file a claim for the applicable proceeds and/or awards, use good faith, commercially reasonable efforts to negotiate and settle such claim in consultation with, and subject to the approval of, Purchaser, and promptly pay over to Purchaser any applicable insurance proceeds and/or condemnation awards paid in respect thereof, after first recouping Seller’s reasonable out-of-pocket expenses related thereto.

(b)                                 Entirety of Property.  If, before the Closing Date, all or any material part of the Property (taken as a whole) is destroyed or damaged, or becomes subject to condemnation or eminent domain proceedings, then Seller shall promptly deliver a Seller’s Notice to Purchaser.  Purchaser may thereafter elect to terminate this Agreement in its entirety, or proceed with Closing on the entirety of the Property by delivering a written notice thereof to Seller within ten business days after Purchaser’s receipt of a Seller’s Notice; provided that Purchaser’s failure to timely make an election shall be deemed to be Purchaser’s election to terminate this Agreement.  If Purchaser elects (or is deemed to have elected) to terminate this Agreement pursuant to this Section 8(b), neither party shall have any further rights or obligations under this Agreement except for those which expressly survive termination.  If (but only if) Purchaser elects in writing to proceed with Closing, then the parties shall proceed with the Closing; provided that Purchaser shall receive a credit to the Purchase Price at Closing for any deductible, self-insured amount, or uninsured loss, and Purchaser shall be entitled to all insurance proceeds and/or condemnation awards in connection with the applicable casualty or condemnation.  In connection therewith, Seller shall assign to Purchaser at Closing Seller’s rights to any such casualty proceeds and/or condemnation awards; provided, however, that if the applicable casualty proceeds and/or condemnation awards are not assignable, Seller shall, file a claim for the applicable proceeds and/or awards, use good faith, commercially reasonable efforts to negotiate and settle such claim in consultation with, and subject to the approval of, Purchaser, and promptly pay over to Purchaser any applicable insurance proceeds and/or condemnation awards paid in respect thereof, after first recouping Seller’s reasonable out-of-pocket expenses related thereto.

(c)                                  Materiality.  A casualty or condemnation proceedings will be deemed to affect a “material part” of (i) an Individual Site for purposes of Section 8(a) if (A) the portion of the Individual Site destroyed, damaged or taken exceeds ten percent (10%) of the Purchase Price allocated to such Individual Site as set forth on Schedule 1(a)(i) hereto, (B) the casualty or condemnation results in the loss or material reduction in access to such Individual Site, or (C) the casualty or condemnation results in such Individual Site failing to comply with applicable zoning and land use laws relating to parking, or (ii) the Property as a whole for purposes of Section 8(b) if (A) the portion of the Property destroyed, damaged or taken exceeds ten percent (10%) of the Purchase Price, or (B) the applicable casualty or condemnation proceedings affect a material part of an Individual Site (or Individual Sites), and the partial termination of this Agreement with respect to such Individual Site(s) would result in a failure of the OZ Qualification Condition.

Section 9.                                           Notices.  All notices must be in writing and given at the applicable party’s addresses stated on the first page of this Agreement.  All notices provided or permitted to be given under this Agreement may be served by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested; by delivering the same in person to such party by a nationally-recognized, overnight delivery service (e.g., FedEx); or by electronic mail transmission during normal business hours with a confirmation copy delivered by another method permitted under this Section 9.  Notice given in accordance herewith shall be effective upon delivery to the physical or electronic mail address of the addressee.  Notices given by counsel to Purchaser shall be deemed given by Purchaser, and notices given by counsel to Seller shall be deemed given by Seller.  Any party may change its notice address by delivering a notice of such change to the other party in accordance with this Section 9.

Section 10.                                    Press Releases.  Neither party shall issue a press release or otherwise make any disclosure to the media, whether before or after Closing, related to the ownership or occupancy of the Property, the existence or terms of this Agreement (including specifically, but without limitation, the Purchase Price), or the Closing of the transactions contemplated by this Agreement, without the other party’s prior written consent, unless such disclosure is required under applicable law (including, without limitation, applicable securities laws).  The parties acknowledge and agree that a breach of the requirements set forth in this Section 10 will cause immediate and irreparable harm and significant injury to the non-breaching party, the extent of which will be difficult to ascertain.  Accordingly, notwithstanding anything in this Agreement to the contrary and in addition to any other rights or remedies expressly set forth in this Agreement, in the event of a breach of this Section 10, the non-breaching party shall be entitled to immediate injunctive and other equitable relief.  This Section 10 shall survive Closing or the termination of this Agreement.

Section 11.                                    Miscellaneous.

(a)                                 Entireties.  This Agreement contains the entire agreement of the parties pertaining to the Property and the Equity Interests.

(b)                                 Modifications.  This Agreement may only be modified by a written document signed by both parties.

(c)                                  Commissions.  Seller and Purchaser shall defend, indemnify, and hold harmless the other from and against all claims by third parties for brokerage, commission, finder’s, or other fees relative to this Agreement or the sale of Equity Interests and/or the Property and alleged to be due by, through or under the indemnifying party, and all court costs, attorneys’ fees, and other costs or expenses actually incurred and arising therefrom.

(d)                                 Tax Treatment of Indemnities.  For all tax purposes, Seller and Purchaser agree to treat (and will cause each of their respective affiliates to treat) any indemnification payment made pursuant to this Agreement or the Closing Documents as an adjustment to the Purchase Price.  This Section 11(d) shall survive the Closing.

(e)                                  Non-Business Day.  If the final date of any period provided herein for the performance of an obligation or for the taking of any other action falls on a Saturday, a Sunday, or a day on which a majority of the U.S. Federal Reserve Banks are closed for normal business operations, then the end of such period shall be extended to the next day that is not a Saturday, a Sunday or such a Federal Reserve Bank holiday.

(f)                                   Permitted Assignment.  Purchaser may assign its rights under this Agreement to any affiliated entity which directly or indirectly controls, is controlled by or is under common control with Purchaser, without the consent of Seller.  Any other assignment by Purchaser to a non-affiliated entity shall require Seller’s prior consent, not to be unreasonably withheld, conditioned, or delayed.

(g)                                  Attorneys’ Fees.  In the event of litigation between the parties in connection with this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs from the non-prevailing party.  The obligation in the immediately preceding sentence shall survive any termination of this Agreement or the Closing.

(h)                                 Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the state in which the Property is located.  The proper place of venue for any legal proceeding regarding this Agreement shall be Orange County, California.  The provisions of this Section 11(h) will survive any termination of this Agreement or the Closing.

(i)                                     WAIVER OF JURY TRIAL.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, SELLER AND PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT.  THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OR THE EARLIER TERMINATION OF THIS AGREEMENT.

(j)                                    Multiple Counterparts.  This Agreement may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature of each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single instrument.  To facilitate execution of this Agreement, the parties may execute and exchange, by electronic mail transmission, counterparts of the signature pages to this Agreement.

(k)                                 Time is of the Essence.  Time is of the essence with respect to the performance of each action or obligation permitted or required under this Agreement.

(l)                                     Independent Consideration.  Notwithstanding any provision of this Agreement to the contrary, in any instance in which this Agreement is terminated or is deemed terminated at any time prior to the Closing other than as a result of a default by Seller, Purchaser shall deliver to Seller the amount of $100.00 as independent consideration for Seller’s performance hereunder.

Section 12.                                    Escrow Provisions.  An escrow for the purchase and sale of the Equity Interests has been established at the Title Company.  This Agreement, together with such further instructions, if any, as the parties shall provide to the Title Company by written agreement, shall constitute the escrow instructions to the Title Company, including without limitation the standard printed general escrow instructions of Title Company which are incorporated herein by this reference, provided that to the extent of any inconsistency between the provisions contained herein and the provisions contained in such standard general escrow instructions, the provisions contained herein shall prevail.

Section 13.                                    State-Specific Provisions.

(a)                                 Conflicts and Inconsistencies.  In the event of any conflicts or inconsistencies between the terms and provisions of this Section 13 and the terms and provisions of the remainder of this Agreement, the terms and provisions of this Section 13 shall govern and control.

[THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

SELLER:	AVANATH DEVELOPMENT, LLC

By:
Name:
Title:

PURCHASER:	ASPIRE REAL ESTATE INVESTORS, L.P.

By:
Name:
Title:

Signature Page –

Equity Interests Purchase and Sale Agreement – Avanath Development, LLC

TITLE COMPANY JOINDER

Title Company joins this Agreement to evidence its agreement to perform the duties and obligations of Title Company set forth herein and to acknowledge receipt of a fully-executed copy of this Agreement.

Dated:                , 2020.

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

Title Company Joinder –

Equity Interests Purchase and Sale Agreement – Avanath Development, LLC

EXHIBIT A

PROPERTY DESCRIPTION

A-1

EXHIBIT B

APPROVED PROFORMAS

B-1

EXHIBIT C

ASSIGNMENT AND ASSUMPTION OF EQUITY INTERESTS

THIS ASSIGNMENT AND ASSUMPTION OF EQUITY INTERESTS (this “Assignment”) dated as of                      , 202   (the “Effective Date”), is made between AVANATH DEVELOPMENT, LLC, a Delaware limited liability company (“Assignor”), and                     , a                      (“Assignee”).

RECITALS:

A.                                    Assignor owns all of the issued and outstanding membership or partnership interests (as applicable, the “Equity Interests”) of the limited liability companies and limited partnerships set forth on Exhibit A attached hereto (the “Subject Entities”).

B.                                    Assignor and Assignee entered into an Equity Purchase and Sale Agreement dated as of               , 2020 (as amended, assigned or otherwise modified, the “Purchase Agreement”), pursuant to which Assignee agreed to purchase the Equity Interests from Assignor on the terms and conditions contained therein.

C.                                    Assignor desires to assign to Assignee, and Assignee desires to accept and assume from Assignor, all of Assignor’s right, title and interest in and to the Equity Interests on the terms and conditions below.

D.                                    As a result of such assignment and assumption, Assignee will own, directly, all of the Equity Interests of the Subject Entities.

AGREEMENTS:

ACCORDINGLY, the parties hereby agree as follows:

1.                                      Assignment and Assumption of Equity Interests.  Assignor, without representation or warranty except as provided in the Purchase Agreement, hereby assigns to Assignee all of Assignor’s right, title, and interest in and to the Equity Interests, and Assignee hereby accepts such assignment and assumes all of the obligations of the owner of the Equity Interests arising from and after the Effective Date.

2.                                      Effect of Assignment.  As a result of the assignments effected by this Assignment, as of the Effective Date, (a) Assignee shall be admitted as a member or partner (as applicable) of each Subject Entity, such admission shall hereby be deemed evidenced by this Assignment, and this Assignment shall be included in the books and records of each Subject Entity to reflect such admission, and (b) Assignor shall cease to be a member or partner (as applicable) of each Subject Entity (and shall cease to have or exercise any right or power as a member or partner, as applicable, of the Subject Entities) and cease to have any right, title or interest in or to the Equity Interests.

3.                                      Indemnification. Assignee agrees to indemnify Assignor and hold Assignor harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including but not limited to attorneys’ fees and expenses) asserted against or incurred by Assignor by reason of or arising out of any failure by Assignee to perform the obligations assumed by Assignee hereunder.  Assignor agrees to indemnify Assignee and hold Assignee harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including but not limited to attorney’s fees and expenses) asserted against or incurred by Assignee by reason of or arising out of any failure by Assignor to perform the obligations of the owner of the Equity Interests, to the extent accruing prior to the date hereof. The indemnity obligations under this Section 3 shall survive for a period of six months after the date hereof.

4.                                      Binding Effect; Governing Law.  This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  This Assignment shall be governed and construed in accordance with the laws of the state of Delaware.

5.                                      Further Assurances.  Assignor shall promptly execute and deliver to Assignee any additional instrument or other document which Assignee reasonably requests to evidence or better effect the assignment contained herein.

6.                                      Counterparts.  This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[Signature page follows]

Assignor and Assignee have executed this Assignment as of the Effective Date.

ASSIGNOR:	AVANATH DEVELOPMENT, LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:	,
a

By:
Name:
Title:

Exhibit A — Subject Entities